Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Empowered Products, Inc. and Subsidiaries

Las Vegas, Nevada

We consent to the incorporation by reference in Registration Statement No. 333-182816 on Form S-8 of Empowered Products, Inc. and Subsidiaries of our report dated March 29, 2013, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Empowered Products, Inc. and Subsidiaries for the year ended December 31, 2012.

/s/PKF
San Diego, California	PKF
March 29, 2013	Certified Public Accountants
A Professional Corporation